Exhibit 10.2

SUBLEASE

by and between

ZIPRECRUITER, INC.,
a Delaware corporation as Sublandlord,

and

LINCOLN AVENUE CAPITAL MANAGEMENT, LLC
a Delaware limited liability company as Subtenant,

at

401 Wilshire Blvd., Suite 1100, Santa Monica, California 90401

SUBLEASE

    THIS SUBLEASE ("Sublease") is made as of this 2nd day of March, 2022, by and between ZIPRECRUITER, INC., a Delaware corporation (“Sublandlord”) and LINCOLN AVENUE CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (“Subtenant”) with regard to the following facts:

R E C I T A L S

A.Sublandlord is the tenant under that certain Office Lease dated May 16, 2014 (the “Original Lease”), as amended by that certain First Amendment to Office Lease dated May 23, 2017 (the “First Amendment”), that certain Second Amendment to Office Lease dated May 3, 2018 (the “Second Amendment”), and that certain Third Amendment to Office Lease dated January 7, 2019 (the “Third Amendment”), each with DOUGLAS EMMETT 1995, LLC, a Delaware limited liability company (“Landlord”), whereby Sublandlord leased Suite 1100 on the eleventh (11th) floor of the property (the “Premises”) located at 401 Wilshire Blvd., Santa Monica, California 90401 (the “Building”). A plan of the Premises is attached hereto as Exhibit A. As used herein, the term “Lease” shall collectively refer to and mean the Original Lease, First Amendment, Second Amendment and Third Amendment.

B.Sublandlord now desires to sublease to Subtenant, and Subtenant now desires to sublease from Sublandlord, the entire Premises consisting of approximately 17,900 rentable square feet of space as depicted in the Lease plus patio and terrace space, upon the terms, covenants and conditions set forth in this Sublease.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease, unless expressly superseded by the terms of this Sublease.

2.Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord, the Premises on an “as-is,” “where-is” basis, subject to the terms, covenants and conditions set forth in this Sublease. Except as expressly set forth herein, no representations or warranties of any kind have been made to Subtenant concerning the condition of the Premises, nor have any promises to alter or improve the Premises been made by Sublandlord or any party on behalf of Sublandlord, except the Sublandlord shall deliver the Premises in a broom-clean condition and free of all debris on the Commencement Date. Therefore, Subtenant hereby agrees that the term “as is” means that it will sublease the Premises, without warranty or representation, either oral or written, or expressed or implied, as to the physical condition of the Premises and/or the compliance of same with building, fire, health and zoning codes and other applicable laws, ordinances and regulations; provided, however, that the foregoing shall not limit Landlord or Sublandlord’s repair and maintenance responsibilities under this Sublease and the Lease.

Sublandlord hereby expressly disclaims any and all warranties or representations made to Subtenant, whether the same were made by any partner, officer, director or employee of Sublandlord or any other agent of same, such as a broker, except to the extent that such representations and warranties are made in this Sublease. Notwithstanding anything to the contrary set forth herein, Sublandlord hereby represents and warrants to Subtenant that: (i) the Lease is in full force and effect as of the date hereof; and (ii) to Sublandlord’s actual knowledge, there exists no default under the Lease on the part of Landlord or Sublandlord. At the expiration or earlier termination of this Sublease, Subtenant shall surrender the Premises to Sublandlord broom clean, trash free and in the condition received, reasonable wear and tear and casualty excepted, with all of Subtenant’s trade fixtures and equipment, furniture, furnishings and other moveable items installed or placed within the Premises by Subtenant removed and shall immediately repair all damage to the Premises caused by such removal; provided, however that Sublandlord acknowledges and agrees that Subtenant may expand Subtenant’s existing lease in the Building (“Subtenant Existing Lease”) to include the Premises and extend the term of such Subtenant Existing Lease (as expanded to include the Premises) following the Expiration Date, in which case Subtenant shall not be required to surrender the Premises to Sublandlord, or remove any trade fixtures or furniture therefrom, upon the Expiration Date but shall remain in the Premises thereafter pursuant to the Subtenant Existing Lease. Any trade fixtures or furniture, including but not limited to the Furniture (defined below), shall be removed at Subtenant’s sole cost and expense, subject to the immediately preceding sentence; provided that in the event such Subtenant Existing Lease is not modified to include the Premises or Subtenant is not otherwise permitted to possession of the Premises (other than pursuant to this Sublease), then any trade fixtures or furniture, including but not limited to the Furniture, remaining after termination or expiration may be deemed abandoned property by Sublandlord and may be disposed of as Sublandlord deems appropriate at Subtenant's expense. For purposes hereof, the “rentable square feet” of the Premises set forth in Recital B above are hereby agreed to by Sublandlord and Subtenant and shall not be subject to revision.

1.Term. The term (“Term”) of this Sublease shall (a) commence upon the later of: (i) the date of receipt by Sublandlord of the fully executed “Consent,” as that term is defined in Section 10 below (the “Commencement Date”), (ii) the date Sublandlord delivers Subtenant exclusive physical possession of the Premises in broom clean condition with all furniture, fixtures, and equipment removed except for the Furniture, or (iii) May 1, 2022 and (b) shall expire as of 11:59
p.m. on October 31, 2023 (the “Expiration Date”). Notwithstanding anything herein or in the Lease to the contrary, Subtenant shall have no rights to extend the term of this Sublease, subject to Section 2 above. At the request of either party, promptly following the Commencement Date, the parties shall enter into a written agreement fixing the exact date on which the Commencement Date occurred in the form attached hereto as Exhibit B. Following the date of this Sublease, Subtenant shall have the right to access the Premises upon reasonable advance notice to Sublandlord, and on the condition that Landlord has delivered its executed Consent to this Sublease, Subtenant shall have the right to prepare for its occupancy of the Premises and improvements thereto.

2.Rent.
a.Basic Rent. Effective as of the Commencement Date (“Rent Commencement Date”), Subtenant shall pay to Sublandlord, or its designee, fixed rent for the Premises in equal monthly payments of Fifty Thousand One Hundred Twenty and 00/100 Dollars ($50,120.00) (“Basic Rent”), in advance, on or before the first business day of each month during the Term of this Sublease. Notwithstanding anything to the contrary contained herein, Basic Rent shall increase by three percent (3.0%) on each anniversary of the Rent Commencement Date. Subtenant shall pay to Sublandlord Fifty Thousand One Hundred Twenty and 00/100 Dollars ($50,120.00) upon execution of this Sublease by Subtenant as Basic Rent for the first month of the Term following the Rent Commencement Date. Basic Rent and all other sums under this Sublease shall be payable by Subtenant without notice, demand, reduction or set-off, except as expressly set forth in the Lease as incorporated herein or this Sublease, in lawful money of the United States of America to Sublandlord or its agent at the address set forth in this Sublease, or to such other person or such other places as Sublandlord may from time to time designate in writing. Until further notice, all payments should be made payable to ZipRecruiter, Inc. and sent to 604 Arizona Avenue, Santa Monica, California 90401, Attention: Accounts Payable. If the Term begins or ends on a day other than the first or last day of a month, the Basic Rent for the partial month following the Rent Commencement Date or any other partial month shall be prorated on the basis of the number of days of such month.

b.Sublandlord Expenses and Taxes. As used herein “Sublandlord Expenses and Taxes” mean all payments owed by Sublandlord as tenant under the Lease for Operating Expenses with regard to the Premises. Notwithstanding anything to the contrary contained in this Sublease, in addition to the Basic Rent and any Subtenant Surcharges (as defined in this Sublease) payable to Sublandlord (without duplication of any charge), Subtenant shall pay to Sublandlord, as additional rent, the Sublandlord Expenses and Taxes attributable to the Premises, as such are determined pursuant to the Lease, which are in excess of the Sublandlord Expenses and Taxes attributable to the Premises, during the 2022 calendar year (the “Base Year”); provided, however, no Sublandlord Expenses and Taxes shall be owed during the first twelve (12) full calendar months following the Commencement Date. Such additional rent shall be payable the date when Sublandlord Expenses and Taxes are payable by Sublandlord to Landlord, whichever is later, taking into account the existence of Subtenant’s 2022 Base Year and subject to the immediately preceding sentence. Because the Lease provides for the payment by Sublandlord of Sublandlord Expenses and Taxes on the basis of an estimate thereof, as and when adjustments between estimated and actual Sublandlord Expenses and Taxes are made under the Lease, the obligations of Sublandlord and Subtenant hereunder shall be adjusted in a like manner taking into account the existence of the Base Year; and if any such adjustment shall occur after the expiration or earlier termination of the Term, then the obligations of Sublandlord and Subtenant under this Section 4(b) shall survive such expiration or termination.

c.Subtenant Surcharges. During the Term, Subtenant shall pay to Sublandlord, as additional rent, the amount payable by Sublandlord to Landlord for Subtenant Surcharges (as defined below). The term “Subtenant Surcharges” shall mean (i) any and all amounts other than Basic Rent and the Sublandlord Expenses and Taxes which become due and payable by Subtenant to Sublandlord as expressly set forth in Section 4(b) of this Sublease, and (ii) any and all amounts which become due and payable by Sublandlord to Landlord under the Lease (and actually paid by Sublandlord to Landlord) as additional charges which would not have become due and payable but for the acts and/or failures to act of Subtenant under this Sublease, including, but not limited to, any additional charges under the Lease payable by Sublandlord on account of (1) Subtenant’s use of water, electricity, elevator, heating, ventilation or air conditioning or any other building services in excess of those provided at no additional charge pursuant to the Lease, (2) late charges and/or default interest as set forth in the Lease to the extent caused by Subtenant’s failure to make such payments within the time period required under this Sublease, or (3) parking charges or fees for Subtenant’s parking under Section 18 below. Subtenant shall pay the Subtenant Surcharges set forth above within twenty-five (25) days (unless a shorter period is provided in the Lease) after the presentation of written statements and reasonably supporting documentation therefor by Landlord (if such Subtenant Surcharges are due to Landlord) or Sublandlord to Subtenant in accordance with the terms of the Lease.
d.Security Deposit. Upon Subtenant’s execution and delivery of this Sublease, Subtenant shall deposit with Sublandlord a security deposit (the “Security Deposit”) in the amount of One Hundred Three Thousand Two Hundred Forty-Seven and 20/100 Dollars ($103,247.20) as security for the faithful performance by Subtenant of all of the terms, covenants and conditions under this Sublease to be kept and performed by Subtenant, including without limitation, Subtenant’s restoration obligations specifically set forth herein. If Subtenant defaults with respect to any provisions of this Sublease beyond the applicable notice and cure period including, but not limited to, the provisions relating to the payment of rent, Sublandlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount that Sublandlord may spend or become obligated to spend by reason of Subtenant’s default, or to compensate Sublandlord for any other loss or damage that Sublandlord may suffer by reason of Subtenant’s default. If any portion of the Security Deposit is so used or applied, Subtenant shall, within five (5) days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore the Security Deposit to its original amount, and Subtenant’s failure to do so shall be a default under this Sublease. So long as Subtenant is not in breach or default of its obligations under this Sublease and the Security Deposit remains unused and unapplied to the extent permitted under this Sublease, one-half of the Security Deposit (i.e., Fifty-One Thousand Six Hundred Twenty-Three and 60/100 Dollars ($51,623.60)) shall be credited to Basic Rent due and payable on September 1, 2023, and the other half of the Security Deposit (i.e., Fifty-One Thousand Six Hundred Twenty-Three and 60/100 Dollars ($51,623.60)) shall be credited to Basic Rent due and payable on October 1, 2023. Any unapplied (to the extent permitted under this Sublease) or uncredited balance of the Security Deposit shall be returned to Subtenant, or, at Sublandlord’s option, to the last assignee of Subtenant’s interest hereunder, within thirty (30) days following the expiration of the Term or earlier termination of this Sublease and Subtenant’s surrender of the Premises to Sublandlord in the condition required hereby. Subtenant shall not be entitled to any interest on the Security Deposit. Subtenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all provisions of law, now or hereafter in force, which limit the recovery a Sublandlord may claim from a Security Deposit, it being agreed that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant, to clean the Premises or to compensate Sublandlord from any loss or damage, foreseeable or unforeseeable, caused by the act or omission of Subtenant or any officer, employee, agent or invitee of Subtenant.

5.Use. Subtenant may use the Premises for all permitted uses which are allowed under the Lease and shall not be used or permitted to be used for any other purpose without the prior written consent of Sublandlord and Landlord, which consent may be withheld in Sublandlord’s or Landlord’s sole discretion, as the case may be. All provisions of the Lease regarding use of the Premises (including, without limitation, Section 6.1 of the Lease) shall apply to the Subtenant. Subtenant shall have the right to access and use of the Premises, all common areas located within the Building, and the parking facilities serving the Building, twenty-four (24) hours per day, seven (7) days per week, to the same extent as Sublandlord’s rights thereto as the tenant under the Lease.

6.Lease. As applied to this Sublease, the words “Landlord” and “Tenant” as used in the Lease shall be deemed to refer to Sublandlord and Subtenant hereunder, respectively. This Sublease shall be subject in all respects to the terms of, and the rights of Landlord under the Lease. Sublandlord represents that a true and correct redacted copy of the Lease is attached hereto as Exhibit C (the “Redacted Lease”). Subtenant confirms that it has read the Redacted Lease and is familiar with the terms and provisions thereof that were not redacted. Except as otherwise expressly provided herein, the covenants, agreements, terms, provisions and conditions of the Redacted Lease insofar as they relate to the Premises, insofar as they are visible on such Exhibit C (i.e., unredacted), and insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of Landlord and the Tenant under the Lease shall be deemed the rights and obligations of Sublandlord and Subtenant respectively hereunder and shall be binding upon and inure to the benefit of Sublandlord and Subtenant respectively except that the time limits contained in the Lease for the giving of notices, making of demands, or performing of any act, condition or covenant on the part of Subtenant as tenant under the Lease or for the exercise by Sublandlord as landlord under the Lease of any right, remedy or option, are changed for the purposes of incorporation herein by shortening the same in each instance by two (2) business days so that in each instance Subtenant shall have two (2) business days less time to observe or perform under this Sublease than Sublandlord has as tenant under the Lease. As between the parties hereto only, in the event of a conflict between the terms of the Lease and the terms of this Sublease, the terms of this Sublease shall control only to the extent they are inconsistent with the terms of the Lease and their respective counterpart provisions in the Lease shall be excluded only to such extent. For purposes of the provisions of the Lease incorporated into this Sublease, except as limited herein or where the context otherwise requires, the word “Tenant,” as used in the Lease, shall mean “Subtenant,” the word “Landlord” shall mean “Sublandlord,” the word “Premises” shall mean “Premises,” and the word “Lease” shall mean “Sublease.”

7.Excluded Provisions. The following provisions of the Lease shall not apply to this Sublease:
(i) Term, Commencement Date, Expiration Date, Fixed Monthly Rent, Fixed Monthly Rent Increase, Date of First Increase, Frequency of Increase, Security Deposit, Tenant’s Share, Base Year for Operating Expenses, Tenant’s Address for Notice (Before and After the Commencement Date), Brokers of the Basic Lease Information Table; Sections 1.1.1, 1.4, 2.1, 3.1, 3.2, 3.3, 3.7, 4.2, 7.1, and 20.5, Article 22, Exhibits A, B and B-1 of the Original Lease; (ii) Recital C, Sections 2, 3, 4, 5, 6, 7, 8, 9, 9.1, 10, 12 and 15 (first sentence only) and Exhibit A of the First Amendment;
(iii)Recital A (with respect to the reference to Suite 350 only), Sections 2 (other than the first sentence), 3, 4, 5, 6 (first, third and fourth sentences), 8, 10 (including 10.1, 10.2, 10.3, and 10.4), 11 (including 11.1, 11.2, 11.3, 11.411.5 and 11.6), 12 (including 12.1, 12.2, 12.3, 12.4 and 12.5), 13, 14, 15, 17, 18 and 21 and Exhibits A (including Schedule 1) and B of the Second Amendment,
(iv)Sections 3, 5, 7 and 9 of Third Amendment.

8.Landlord’s Performance Under Lease. Subtenant recognizes that Sublandlord is not in a position to render any of the services or to perform any of the repair or maintenance obligations required to be performed by Landlord by the terms of the Lease. Therefore, Subtenant agrees that performance by Sublandlord of those obligations hereunder that are dependent on Landlord’s performance under the Lease are conditional upon due performance by Landlord of its corresponding obligations under the Lease and Sublandlord shall not be liable to Subtenant for any default of Landlord under the Lease and Subtenant shall not have any claim against Sublandlord by reason of Landlord’s failure or refusal to comply with any of the provisions of the Lease, unless such failure or refusal is a result of Sublandlord’s act or failure to act as required under this Sublease or the Lease, and Subtenant shall pay Basic Rent and additional rent and all other charges provided for herein as required hereunder without any abatement, deduction or set-off whatsoever, except as expressly provided for herein; provided, however, that (i) Sublandlord shall use commercially reasonable efforts, at Subtenant's sole cost and expense, to cause Landlord to perform its obligations under the Lease, (ii) if Sublandlord shall receive an abatement of Basic Rent or additional rent with respect to the Premises pursuant to the Lease, Subtenant shall receive a corresponding abatement of Basic Rent or additional rent hereunder, it being understood that Sublandlord shall use commercially reasonable efforts, at Subtenant's sole cost and expense, to obtain any such abatement that it may be entitled to under the Lease. This Sublease shall be subject to the covenants, agreements, terms and provisions of the Lease, except as modified herein. Subtenant shall not take any action or do or perform any act or fail to perform any act which would result in the failure, default, or breach of any of the covenants, agreements, terms, provisions or conditions of the Lease on the part of the Tenant thereunder. Whenever the consent of Landlord shall be required by, or Landlord shall fail to perform its obligations under, the Lease, Sublandlord agrees to promptly upon Subtenant’s request from time to time, use commercially reasonable efforts to obtain such consent (as more specifically provided in Section 9 below) and/or prompt performance on behalf of Subtenant. So long as Subtenant is not in default under this Sublease beyond all applicable notice and cure periods, Sublandlord covenants as follows: (a) not to amend or voluntarily terminate the Lease (except in the event of damage or destruction or condemnation and in accordance with Sublandlord’s rights under the Lease), or take any action (which is not Subtenant’s obligation hereunder) which would cause the Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Landlord under the Lease; (b) not to modify the Lease so as to adversely affect Subtenant’s rights or increase its obligations hereunder; and (c) to take all commercially reasonable actions necessary to preserve the Lease. Sublandlord shall indemnify, defend, protect and hold Subtenant harmless from all claims, costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with the breach by Sublandlord of any of the covenants set forth in the immediately preceding three (3) sentences. If Sublandlord fails, after using commercially reasonable efforts, to cause Landlord under the Lease to observe and/or perform its obligations under the Lease, upon prior written notice to Sublandlord, Sublandlord shall non-exclusively assign to Subtenant Sublandlord’s right under the Lease to enforce such provisions of the Lease and Sublandlord, upon Subtenant’s reasonable request and at Subtenant’s sole cost and expense, shall reasonably cooperate with Subtenant in this regard, and if such assignment is not permitted by applicable laws or otherwise, Sublandlord shall take such other commercially reasonable action as is requested by Subtenant on Subtenant’s behalf, at Subtenant’s sole cost and expense. Subtenant shall defend, protect, indemnify and hold Sublandlord harmless from all claims, costs and liabilities, including reasonable attorneys’ fees and costs, to the extent arising out of or in connection with any such actions by Subtenant, unless such actions are required as a result of Sublandlord’s breach of any of its covenants set form in items (a)-(c) above. Subtenant agrees that except as otherwise expressly provided herein, Sublandlord shall not be required to dispute any determinations or other assertions or claims of Landlord regarding the rights or obligations of Sublandlord under the Lease for which Subtenant is or may be responsible under this Sublease or by which Subtenant may be bound. Sublandlord shall promptly forward to Subtenant true and correct copies of all notices, requests, demands and communications received by Sublandlord from Landlord affecting Subtenant or the Premises. Without limiting the generality of the foregoing, Sublandlord agrees to promptly provide Subtenant with a copy of any notice alleging any default under the Lease.

9.Consents. All references in this Sublease to the consent or approval of Landlord and/or Sublandlord shall be deemed to mean the written consent or approval of Landlord and/or Sublandlord, as the case may be, and no consent or approval of Landlord and/or Sublandlord, as the case may be, shall be effective for any purpose unless such consent or approval is set forth in a written instrument executed by Landlord and/or Sublandlord, as the case may be, which consent of Sublandlord shall not be unreasonably withheld. In all provisions requiring the approval or consent of Sublandlord (whether pursuant to the express terms of this Sublease or the terms of the Lease incorporated herein), Subtenant shall be required to obtain the approval or consent of Landlord and then to obtain like approval or consent of Sublandlord; provided, however, that: (a) application for Sublandlord’s approval or consent may be submitted by Subtenant prior to receipt of Landlord’s approval or consent; (b) Sublandlord shall respond to such application for approval or consent within a reasonable time after receipt thereof but not later than the time period for which Landlord is required to provide its approval, and in any event Sublandlord shall not unreasonably withheld, conditioned, or delay its approval; and (c) Sublandlord may condition its approval or consent upon the subsequent receipt of Landlord’s unconditional approval or consent to such application. If Sublandlord is required or has determined to give its consent or approval, Sublandlord shall cooperate reasonably with Subtenant in endeavoring to obtain Landlord’s consent or approval upon and subject to the following terms and conditions: (i) Subtenant shall reimburse Sublandlord for any actual and documented out-of-pocket costs incurred by Sublandlord in connection with seeking such consent or approval; (i) Sublandlord shall not be required to make any payments to Landlord (unless Subtenant agrees to make such payments) or to enter into any material agreements or to materially modify the Lease or this Sublease in order to obtain any such consent or approval; and (iii) if Subtenant agrees or is otherwise obligated to make any payments to Sublandlord or Landlord in connection with such request for such consent or approval, Subtenant shall have made arrangements for such payments which are reasonably satisfactory to Sublandlord. If Subtenant asks Sublandlord in writing to request Landlord to give Landlord’s consent or approval in any situation where such consent or approval is required hereunder or under the Lease, if such request contains the form and substance of the request prepared for Sublandlord’s signature and is reasonably acceptable to Sublandlord, Sublandlord shall promptly request such consent or approval from Landlord. Nothing contained in this Section 9 shall be deemed to require Sublandlord to give any consent or approval because Landlord has given such consent or approval. Whenever either party to this Sublease agrees not to unreasonably withhold its consent, such consent shall also not be unreasonably delayed or conditioned.

10.Consents of Landlord. This Sublease shall not be effective until Landlord has signed and delivered to Sublandlord and Subtenant its written consent to this Sublease (the “Consent”).

Promptly following execution and delivery hereof, Sublandlord will submit this Sublease to Landlord for its consent. Subtenant agrees to cooperate in good faith with Sublandlord and shall comply with any reasonable request made by Sublandlord and/or Landlord in connection with the procurement of the Consent. Sublandlord shall be solely responsible for any costs and/or fees required to be paid by Sublandlord under the Lease to obtain Landlord’s Consent. The Consent shall in no event materially limit Subtenant’s rights hereunder or materially increase Subtenant’s obligations hereunder unless agreed to in writing by Subtenant. The provisions of this Section 10 shall survive the expiration or earlier termination of this Sublease.

11.Effect of Sublease and Landlord’s Consent. Notwithstanding this Sublease and any consent of Landlord to this Sublease:

a.Such consent to this Sublease will not release Sublandlord from its obligations or alter the primary liability of Sublandlord to pay the rent and perform and comply with all of the obligations of Sublandlord to be performed under the Lease. Except as set forth in the Consent, Landlord has not consented or agreed to any modifications of the Lease;

b.The acceptance of rent or any other sums by Landlord from Subtenant and/or anyone else liable under the Lease shall not be deemed a waiver by Landlord of any provisions of the Lease;

c.Landlord’s consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment;

d.In the event of any default of Sublandlord under the Lease, Landlord may proceed directly against Sublandlord or anyone else liable under the Lease without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord; and

e.No amendments, changes or modifications shall be made to this Sublease without the prior written consent of Landlord.

12.Alterations; Surrender. Subject to compliance with the terms of the Lease including, without limitation, Section 12.12 of the Lease, Subtenant shall not make alterations, additions or improvements to the Premises (collectively referred to as “Alterations”) without first obtaining the written consent, in each instance, of (i) Landlord when and as required under the Lease; and (ii) Sublandlord, which consent shall be granted in Sublandlord’s reasonable discretion; provided that Sublandlord’s consent shall not be required only if and to the extent such Landlord’s consent or the Consent expressly provides, or Subtenant confirms in writing, that Sublandlord is not responsible for the removal of Subtenant’s Alterations and repair of all damage caused by such removal, which removal and repairs shall be made by Subtenant at Subtenant’s sole cost and expense. Subject to Section 2, at the expiration or earlier termination of this Sublease, Subtenant shall surrender the Premises to Sublandlord in the condition received, reasonable wear and tear and casualty excepted and all Alterations installed by Subtenant in the Premises (excluding only trade fixtures and equipment, furniture, furnishings and other moveable items) shall remain and be the property of Sublandlord, except for any Alterations that Landlord requires Sublandlord to remove in accordance with the terms of the Lease and repair all damage caused by such removal, which removal and repairs shall be made by Subtenant at Subtenant’s sole cost and expense.

13.Notices. Any and all notices, approvals or demands required or permitted under this Sublease shall be in writing, shall be served either personally, by United States certified mail, postage prepaid, return receipt requested or by reputable overnight carrier and, shall be deemed to have been given or made on the day on which it was received and shall be addressed to the parties at the addresses set forth below. Any party may, from time to time, by like notice, give notice of any change of address, and in such event, the address of such party shall be deemed to have been changed accordingly. The address for each party is:

If to Sublandlord:    ZipRecruiter, Inc.
604 Arizona Avenue
Santa Monica, California 90401 Attention: Business Affairs

If to Subtenant:    Lincoln Avenue Capital Management, LLC
401 Wilshire Boulevard, Suite 1070 Santa Monica, California 90401 Attention: Jeremy Bronfman

With a copy to:

Elkins Kalt Weintraub Reuben Gartside LLP 10345 Olympic Blvd.
Los Angeles, CA 90064 Attn: Scott M. Kalt, Esq.

and to:

Stone-Miller
11620 Wilshire Blvd. Suite 520 Los Angeles, CA 90025
Attn: Craig Miller

14.Broker. Sublandlord and Subtenant represent and warrant to each other and to Landlord that each has had no dealings with any real estate broker or agent in connection with the negotiation of this Sublease, except for Cresa (on behalf of Sublandlord) and Stone Miller (on behalf of Subtenant) (individually and collectively, “Broker”), whose commission shall be payable solely by Sublandlord pursuant to a separate written agreement and that neither Sublandlord nor Subtenant knows of any real estate broker or agent (other than the Broker) who is or might be entitled to a commission in connection with this Sublease. Sublandlord and Subtenant each hereby agree to indemnify, defend and hold harmless the other and Landlord from and against any losses, causes of action, liabilities, damages, claims, demands, costs and expenses (including reasonable attorneys’ fees and costs) incurred, or to be incurred, by reason of any breach of the foregoing warranty by either party hereto with respect to any such dealings with any and all real estate broker(s) or agent(s) (other than the Broker, which Subtenant shall not be required to indemnify for).

15.Insurance, Proceeds and Awards. Subtenant shall comply with all of the insurance requirements and obligations of Sublandlord as tenant under the Lease respecting the Premises. Notwithstanding anything to the contrary contained herein, whether required by the Lease or not, Subtenant shall name Landlord, and Sublandlord as additional insureds, as their interests may appear, on all policies of insurance required to be carried by Subtenant hereunder or thereunder. Notwithstanding anything contained in the Lease to the contrary, as between Sublandlord and Subtenant only, all insurance proceeds (other than those proceeds paid out on insurance obtained by Subtenant) or condemnation awards received by Sublandlord under the Lease shall be deemed to be the property of Sublandlord.

16.Indemnity. Subtenant hereby agrees to indemnify, protect, defend and hold Sublandlord harmless from and against any and all claims, losses and damages including, without limitation, reasonable attorneys’ fees and disbursements: (a) which may at any time be asserted against Sublandlord by (i) Landlord for failure of Subtenant to perform any of the covenants, agreements, terms, provisions or conditions contained in the Lease which by reason of the provisions of this Sublease Subtenant is obligated to perform, or (ii) any person by reason of Subtenant’s use and /or occupancy of the Premises; and (b) resulting from any failure by Subtenant to comply with the terms of this Sublease or the Lease, except to the extent any of the foregoing is caused by the negligence or willful misconduct of Sublandlord. The provisions of this Section 16 shall survive the expiration or earlier termination of this Sublease. Notwithstanding anything to the contrary herein or in the Lease, Sublandlord’s partners, members, officers, directors, shareholders, employees and agents shall not be liable to Subtenant under any circumstance. Nothing in this Sublease shall impose any obligations on Subtenant or Sublandlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Sublandlord in connection with a holdover of the Premises by Subtenant after the expiration or earlier termination of this Sublease (as set forth in Section 17 below). Notwithstanding the foregoing, for purposes of this Sublease, consequential damages shall not be deemed to include property damage or personal injury damages.

Sublandlord hereby agrees to indemnify, protect, defend and hold Subtenant harmless from and against any and all claims, losses and damages including, without limitation, reasonable attorneys’ fees and disbursements which may at any time be asserted against Subtenant by Landlord for failure of Sublandlord to perform any of the covenants, agreements, terms, provisions or conditions contained in the Sublease. Notwithstanding anything to the contrary herein or in the Lease, Subtenant’s partners, members, officers, directors, shareholders, employees and agents shall not be liable to Sublandlord under any circumstance.

17.Intentionally Omitted.

18.Parking. Subject to Subtenant’s compliance with the terms and conditions set forth in the Lease, commencing with the date Sublandlord delivers possession of the Premises to Subtenant, Subtenant shall have the obligation to purchase twenty (20) unreserved parking permits on a

“must-take” basis and the right, but not the obligation, to purchase an additional thirty-two (32) permits for unreserved parking spaces throughout the Term, all at the prevailing monthly rates in the Building’s parking facility, which are subject to market increases.

19.Furniture.

a.Lease. Effective upon the Commencement Date, Sublandlord agrees to sell to Subtenant, and Subtenant agrees to purchase from Sublandlord, the items of furniture set forth in Exhibit D attached hereto (hereinafter individually and collectively referred to herein as the “Furniture”) for the Premises, in their then current locations, at no additional cost (without limiting the Basic Rent and additional rent payable under this Sublease). Upon the Commencement Date, Subtenant shall have full right, title and interest in the Furniture.

b.Delivery. The Furniture shall be delivered as of the Commencement Date in its then current locations within the Premises. Except as set forth in the immediately preceding sentence, Sublandlord makes no warranty, express or implied, as to any matter whatsoever including, without limitation, the design or condition of the Furniture, its merchantability or its fitness or capacity or durability for any particular purpose or the quality of material or workmanship of the Furniture except that it has good and marketable title to the Furniture, that it is not encumbered by any liens or subject to any right to acquire the same. Sublandlord shall have no liability to Subtenant for any claim, loss or damage caused or alleged to be caused directly, indirectly, incidentally or consequentially by the Furniture, by any inadequacy thereof or deficiency or defect therein, by any incident whatsoever in connection therewith, arising in strict liability, negligence or otherwise, or in any way related to or arising out of this lease of the Furniture.

c.Loss of Furniture. Subtenant shall bear the entire risk of Furniture being lost, destroyed, damaged or otherwise rendered permanently unfit or unavailable for use from any cause whatsoever after its delivery to Subtenant.

d.Removal of Furniture. Upon the Commencement Date, Subtenant shall purchase from Sublandlord, and Sublandlord shall sell to Subtenant, all of the Furniture in the Premises for One Dollars ($1.00) and the parties shall execute a commercially reasonable bill of sale to evidence such purchase. Subtenant shall have the sole responsibility for removing the Furniture from the Premises to the extent required by the Lease, subject to Section 2.

20.Severability. If any term or provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid and unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

21.Entire Agreement; Waiver. This Sublease contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereof, in whole or in part, unless such agreement is in writing and signed by the parties hereto.

22.Further Assurances. The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be reasonably necessary to effectuate the purposes of this Sublease.

23.Attorneys’ Fees. In the event of the bringing of any action or suit by any part or parties hereto against another party or parties hereunder alleging a breach of any of the covenants, conditions, agreements or provisions of this Sublease, the prevailing party or parties shall recover all reasonable out-of-pocket costs and expenses of suit including, without limitation, reasonable attorneys’ fees, consultant’s fees and fees of expert witnesses.

24.Defined Terms. All capitalized, defined terms used in this Sublease shall have the same meanings and effect given to them in the Lease unless otherwise defined herein.

25.Choice of Law. This Sublease shall be governed by and construed in accordance with the laws of the State of California without regard to choice of law principles.

26.Power and Authority. Each of the persons executing this Sublease on behalf of Subtenant and Sublandlord respectively warrant and represent to the other that they have full power and authority to execute this Sublease and bind their respective parties hereto.

27.Counterparts. This Sublease may be executed in one or more counterparts, each of which shall be deemed original, and all of which together shall constitute one and the same instrument. This Sublease may be executed electronically (e.g. through e-signature applications such as DocuSign) and electronic signatures shall be considered binding upon the parties. Executed copies of this Sublease may also be delivered in “.pdf” format via email and, upon receipt of both parties’ signatures by such means, shall be deemed originals binding upon the parties.

28.CASp.

a.Pursuant to Section 1938 of the California Civil Code, Sublandlord hereby advises Subtenant that the Premises, as delivered to Subtenant, have not undergone an inspection by a Certified Access Specialist ("CASp"). Sublandlord makes no representations or warranties with respect to the Premises complying with any applicable federal, state and local standards, codes, rules and regulations governing physical access for persons with disabilities at places of public accommodation, including, but not limited to, the Americans with Disabilities Act of 1990, California’s Unruh Civil Rights Act, California Building Standards Code, or California Health and Safety Code.

b.The following disclosure is made pursuant to §1938 of the California Civil Code: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

c.Notwithstanding the foregoing, if Subtenant elects to cause a CASp inspection, then the same will be performed at Subtenant's sole cost and expense, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the Premises will be at Subtenant’s cost and expense to the extent it is Sublandlord’s responsibility under the Lease.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Sublease to be effective as of the day and year first above written.

“SUBTENANT”:

LINCOLN AVENUE CAPITAL MANAGEMENT, LLC,
a Delaware limited liability company

By: /s/ Jeremy Bronfman
Name: Jeremy Bronfman
Its: President

“SUBLANDLORD”:

ZIPRECRUITER, INC.,
a Delaware corporation
By: /s/ Kasra shafiee
Name: Kasra shafiee
Its: corporate counsel

EXHIBIT A PLAN OF PREMISES

Exhibit A 1

EXHIBIT B

SUBLEASE DATE CONFIRMATION NOTICE

Exhibit B 1

EXHIBIT C REDACTED LEASE
[attached]

Exhibit C 1

EXHIBIT D FURNITURE INVENTORY

Exhibit D 1